[GRAPHIC OMITTED]



EMBRAER REPORTS 2003 DELIVERIES AND TOTAL COMPANY BACKLOG

Sao Jose dos Campos, January 15, 2004 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE:
ERJ) today announced its total backlog, 2003 and fourth-quarter 2003 deliveries for the Airline, Corporate and Defense markets.

Deliveries by segment were as follows:

--------------------------------------------------------------------------------
         Deliveries by Segment              4th Quarter             2003
                                                2003
--------------------------------------------------------------------------------
Airline Market
--------------------------------------------------------------------------------
    ERJ 135                                      1                   14
--------------------------------------------------------------------------------
    ERJ 140                                      -                   16
--------------------------------------------------------------------------------
    ERJ 145                                      22                  57
--------------------------------------------------------------------------------
Total Airline Market                             23                  87
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Corporate Jet Market
--------------------------------------------------------------------------------
 Legacy                                          6                   13
--------------------------------------------------------------------------------
Total Corporate Jet Market                       6                   13
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Defense (*)
--------------------------------------------------------------------------------
EMB 145                                          1                    1
--------------------------------------------------------------------------------
Total Defense Market                             1                    1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                            30                  101
--------------------------------------------------------------------------------
(*)Includes only deliveries for government authority transportation

Embraer delivered 101 aircraft in 2003 compared with its forecast of 102 aircraft. In the fourth quarter of 2003, Embraer expected to make 31 deliveries, but one was delivered in January 2004.


Embraer maintains its forecast for deliveries of 160 and 170 Commercial, Corporate and Defense aircraft (including only authority transport aircraft) in 2004 and 2005, respectively.


As of December 31, 2003, Embraer's firm order backlog, including the Airline, Corporate and Defense markets totaled US$ 10.6 billion. Backlog including options reached US$ 28.1 billion.

The Air Canada commercial proposal announced on December 19 is not included in the order book. It is Embraer's policy to include only firm contracts in the order book.

Embraer's Commercial Aviation order book by product in December 2003 was as follows:
--------------------------------------------------------------------------------

        Product                  Firm       Options    Deliveries   Firm Order
                                Orders                               Backlog
--------------------------------------------------------------------------------
Commercial Aviation
--------------------------------------------------------------------------------
    ERJ 135                      122           7          105             17
--------------------------------------------------------------------------------
    ERJ 140                       94          20           74             20
--------------------------------------------------------------------------------
    ERJ 145                      675         475          531            144
--------------------------------------------------------------------------------
    EMBRAER 170                  120         125           -             120
--------------------------------------------------------------------------------
    EMBRAER 190                  110         150           -             110
--------------------------------------------------------------------------------
    EMBRAER 195                   15          30           -              15
--------------------------------------------------------------------------------
 Total                         1,136         807          710            426
--------------------------------------------------------------------------------


Embraer Image Gallery
---------------------

Now you can download images of Embraer products in different resolutions, accessing directly the Embraer Image Gallery at http://www.embraer.com.

Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is a major aerospace company with 34 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, defense and corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, and offices and customer service bases in Australia, China, France, Singapore and the United States, the Company, as of the end of the 4th Quarter 2003, has a total workforce of 12,941 people. Embraer is among Brazil's leading exporting companies. As of December 31, 2003 Embraer's firm order backlog totaled US$ 10.6 billion.

IR Contacts
-----------

Anna Cecilia Bettencourt
Daniel Bicudo
Milene Petrelluzzi
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br





   |---------------------------------------------------------------------------|
   |  This document may contain projections, statements and estimates          |
   |  regarding circumstances or events yet to take place. Those projections   |
   |  and estimates are based largely on current expectations, forecasts on    |
   |  future events and financial tendencies that affect the Company's         |
   | businesses. Those estimates are subject to risks, uncertainties and | | suppositions that include, among others: general economic, political and | | trade conditions in Brazil and in those markets where the Company does |
   |  business; expectations on industry trends; the Company's investment      |
   |  plans; its capacity to develop and deliver products on the dates         |
   |  previously agreed upon, and existing and future governmental             |
   |  regulations.The words "believe", "may", "is able", "will be able",       |
   |  "intend", "continue", "anticipate", "expect" and other similar terms     |
   |  are supposed to identify potentialities. The Company does not feel       |
   |  compelled to publish updates nor to revise any estimates due to new      |
   |  information, future events or any other facts. In view of the inherent   |
   |  risks and uncertainties, such estimates, events and circumstances may    |
   |  not take place. The actual results can therefore differ substantially    |
   |  from those previously published as Company expectations.                 |
   |---------------------------------------------------------------------------|

Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                                December 31, 2003


- ERJ 135:
--------------------------------------------------------------------------------
      Client                Country     Firm Orders     Deliveries   Firm Order
                                                                       Backlog
--------------------------------------------------------------------------------
American Eagle               USA                40           40           0
--------------------------------------------------------------------------------
British Midland              Great Britain       4           2            2
--------------------------------------------------------------------------------
City Air                     Sweden              2           2            0
--------------------------------------------------------------------------------
Express Jet                  USA                30           30           0
--------------------------------------------------------------------------------
Flandre Air                  France              3           3            0
--------------------------------------------------------------------------------
Pan Europeenne               France              1           1            0
--------------------------------------------------------------------------------
Proteus                      France              3           3            0
--------------------------------------------------------------------------------
Regional Airlines            France              3           3            0
--------------------------------------------------------------------------------
SA Airlink                   South Africa       20           5           15
--------------------------------------------------------------------------------
Jet Magic                    USA                 1           1            0
--------------------------------------------------------------------------------
Republic (Wexford)           USA                15           15           0
--------------------------------------------------------------------------------
TOTAL                                           122         105          17
--------------------------------------------------------------------------------



- ERJ 140:
--------------------------------------------------------------------------------
         Client            Country         Firm Orders    Deliveries  Firm Order
                                                                        Backlog
--------------------------------------------------------------------------------
American Eagle (1)           USA                59           59           0
--------------------------------------------------------------------------------
Midwest                      USA                20           0           20
--------------------------------------------------------------------------------
Republic (Wexford)           USA                15           15           0
--------------------------------------------------------------------------------
TOTAL                                           94           74          20
--------------------------------------------------------------------------------

- ERJ 145:
--------------------------------------------------------------------------------
      Client                Country        Firm Orders  Deliveries   Firm Order
                                                                       Backlog
--------------------------------------------------------------------------------
Air Caraibes               Guadaloupe          2           2            0
--------------------------------------------------------------------------------
Aerolitoral                Mexico              5           0            5
--------------------------------------------------------------------------------
Alitalia                   Italy              14           14           0
--------------------------------------------------------------------------------
American Eagle(1)          USA                136          62          74
--------------------------------------------------------------------------------
Axon Airlines              Greece              3           3            0
--------------------------------------------------------------------------------
British Midland            Great Britain      11           9            2
--------------------------------------------------------------------------------
British Regional           Great Britain      23           23           0
--------------------------------------------------------------------------------
Brymon                     Great Britain       7           7            0
--------------------------------------------------------------------------------
Cirrus                     Germany             1           1            0
--------------------------------------------------------------------------------
ERA                        Spain               2           2            0
--------------------------------------------------------------------------------
Express Jet                USA                245         195          50
--------------------------------------------------------------------------------
Flandre Air                France              7           5            2
--------------------------------------------------------------------------------
GECAS (PB Air)             USA                 2           2            0
--------------------------------------------------------------------------------
KLM Exel                   Holland             2           2            0
--------------------------------------------------------------------------------
LOT                        Poland             14           14           0
--------------------------------------------------------------------------------
Luxair                     Luxemburg           9           9            0
--------------------------------------------------------------------------------
Mesa                       USA                36           36           0
--------------------------------------------------------------------------------
Portugalia                 Portugal            8           8            0
--------------------------------------------------------------------------------
Proteus                    France             11           8            3
--------------------------------------------------------------------------------
Regional Airlines          France             17           14           3
--------------------------------------------------------------------------------
Rheintalflug               Austria             3           3            0
--------------------------------------------------------------------------------
Rio-Sul                    Brazil             16           16           0
--------------------------------------------------------------------------------
Sichuan Airlines           China               5           5            0
--------------------------------------------------------------------------------
Skyways AB                 Sweden              4           4            0
--------------------------------------------------------------------------------
SWISS                      Switzerland        25           25           0
--------------------------------------------------------------------------------
Trans States               USA                15           15           0
--------------------------------------------------------------------------------
Republic (Wexford)         USA                52           47           5
--------------------------------------------------------------------------------
Total                                         675         531          144
--------------------------------------------------------------------------------

(1) In the third quarter of 2003, American Eagle converted 80 firm orders and 25 options on the ERJ 140 into ERJ 145s

EMBRAER 170
-------------------------------------------------------------------------------
       Client             Country      Firm Orders   Deliveries   Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
Air Caraibes             Guadaloupe          2           0            2
-------------------------------------------------------------------------------
Alitalia                 Italy               6           0            6
-------------------------------------------------------------------------------
Cirrus                   Germany             1           0            1
-------------------------------------------------------------------------------
GECAS                    USA                 5           0            5
-------------------------------------------------------------------------------
LOT                      Poland              6           0            6
-------------------------------------------------------------------------------
SWISS                    Switzerland        15           0           15
-------------------------------------------------------------------------------
US Airways               USA                85           0           85
-------------------------------------------------------------------------------
Total                                       120          0           120
-------------------------------------------------------------------------------


EMBRAER 190
--------------------------------------------------------------------------------
    Client                Country          Firm Orders  Deliveries  Firm Order
                                                                      Backlog
--------------------------------------------------------------------------------
Jet Blue                    USA                100          0           100
--------------------------------------------------------------------------------
Undisclosed                                    10           0           10
--------------------------------------------------------------------------------
Total                                          110          0           110
--------------------------------------------------------------------------------



EMBRAER 195
-------------------------------------------------------------------------------
Client                  Country     Firm Orders   Deliveries      Firm Order
                                                                    Backlog
-------------------------------------------------------------------------------
SWISS                     Switzerland        15           0           15
-------------------------------------------------------------------------------
Total                                        15           0           15
-------------------------------------------------------------------------------





PRESS           Headquarters                    North America                   Europe, Middle East
OFFICES                                                                             and Africa
                Rosana Dias:                    Doug Oliver:
                rosana.dias@embraer.com.br      doliver@embraer.com             Stephane Guilbaud:
                Cell: +55 12 9724-4929          Phone: +1 954 359 3414          sguilbaud@embraer.fr
                Phone: +55 12 3927 1311         Cell: +1 954 232 9560           Phone: +33 (0)1 49 38 44 55
                Fax: +55 12 3927 2411           Fax: +1 954 359 4755            Cell: +33 (0) 6 75 22 85 19
                                                                                Fax: +33 (0) 1 49 38 44 56
                                                Andrea Bottcher:
                                                abottcher@embraer.com           Catherine Fracchia
                                                Phone: +1 954 359 3432          cfracchia@embraer.fr
                                                Cell: +1 954 439 1830           Phone: +33 (0) 1 49 38 45 30